================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           OHIO CASUALTY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           OHIO CASUALTY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           OHIO CASUALTY CORPORATION

                             136 NORTH THIRD STREET
                              HAMILTON, OHIO 45025

                            NOTICE OF ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                           TO BE HELD APRIL 16, 1997

                                                            Hamilton, Ohio
                                                            March 14, 1997

To the Shareholders:

     The Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Casualty Corporation (the "Company") will be held in the meeting rooms of The Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio 45011, on Wednesday, April 16, 1997, at 10:30 a.m., local time, for the following purposes:

     (1) To elect the following four Directors for terms expiring in 2000 (Class
         I), as successors to the class of Directors whose terms expire in 1996:
         Jack E. Brown, Vaden Fitton, Joseph L. Marcum, and Howard L. Sloneker III.

     (2) To approve amendments to the Company's 1993 Stock Incentive Program.

     (3) To consider and act upon, in their discretion, such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of record of common shares of the Company as of the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. As of March 3, 1997, there were 35,110,231 common shares outstanding. Each common share is entitled to one vote on all matters properly brought before the Annual Meeting.

                                    By Order of the Board of Directors,

                                    /s/ Howard L. Sloneker III
                                    Howard L. Sloneker III, Secretary

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           OHIO CASUALTY CORPORATION

                             136 NORTH THIRD STREET
                              HAMILTON, OHIO 45025

                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                   APPROXIMATE DATE TO MAIL -- MARCH 14, 1997

     On behalf of the Board of Directors of Ohio Casualty Corporation (the "Company"), a proxy is solicited from you to be used at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting") scheduled for Wednesday, April 16, 1997 at 10:30 a.m., local time, in the meeting rooms of The Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio 45011, or at any adjournment thereof.

     Proxies in the form enclosed herewith are being solicited on behalf of the Company's Board of Directors. The common shares represented by proxies which are properly executed and returned will be voted at the Annual Meeting, or any adjournment thereof, as directed. Common shares represented by proxies properly executed and returned which indicate no direction will be voted in favor of the nominees of the Board of Directors identified in the Notice of Annual Meeting accompanying this Proxy Statement and for the adoption of the proposed amendments to the Company's 1993 Stock Incentive Program. Any shareholder giving the enclosed proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date, or by giving notice of revocation in open meeting. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                            VOTING AT ANNUAL MEETING

     As of March 3, 1997, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 35,110,231 common shares, which is the only outstanding class of capital stock of the Company. Each such common share is entitled to one vote on all matters properly coming before the Annual Meeting.

     A quorum for the Annual Meeting is a majority of the outstanding common shares. Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain", "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker non-votes are also counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

                             PRINCIPAL SHAREHOLDERS

     The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) more than 5% of the Company's outstanding common shares.

                                        COMMON SHARES      PERCENT
          NAME AND ADDRESS              BENEFICIALLY      OF COMMON
        OF BENEFICIAL OWNER                 OWNED           SHARES        DATE
        -------------------             -------------     ---------       ----
FIRST NATIONAL BANK OF                    3,411,430(1)       9.71%      12-31-96
SOUTHWESTERN OHIO
Third and High Streets
Hamilton, Ohio 45011
THE CHASE MANHATTAN BANK,                 2,549,554(2)       7.25%      12-31-96
N.A., Trustee
1211 Avenue of the Americas
New York, New York 10036
THE CAPITAL GROUP, INC                    2,921,400(3)       7.23%      12-31-96
333 South Hope Street
Los Angeles, California 90071
JOSEPH L. MARCUM                          2,223,716(4)       6.35%(4)   03-03-97
136 North Third Street
Hamilton, Ohio 45025

---------------

(1) Based upon information provided to the Company by First National Bank of Southwestern Ohio (the "Bank"). The Bank holds the reported shares as trustee under various trust agreements and arrangements. The Bank has advised the Company that it has sole voting power for 3,039,017 shares, shared voting power for 0 shares, sole investment power for 1,387,171 shares, and shared investment power for 1,600,620 shares. 425,656 shares are held under trust arrangements for certain directors of the Company, and their respective spouses, which shares are also reported in the following table showing share ownership of directors and executive officers of the Company.

(2) 1,707,322 shares are held as trustee for the Company's Employee Savings Plan and 842,232 shares are held as trustee for the Company's Employees Retirement Plan. Voting power with respect to shares held in the Employee Savings Plan is exercised by the plan participants; investment power with respect to these shares is held by plan participants subject to limitations in the Plan. Voting and investment power with respect to shares held in the Employees Retirement Plan is exercised by the committee which administers the Employees Retirement Plan (the "Retirement Committee"). The Retirement Committee consists of Joseph L. Marcum, Lauren N. Patch and Barry S. Porter.

(3) Based upon information contained in a Schedule 13G dated February 12, 1997, as filed with the Securities and Exchange Commission by The Capital Group, Inc. The Capital Group, Inc. reported sole voting power for 0 shares, shared voting power for 0 shares and sole investment power for 2,921,400 shares as of December 31, 1996.

(4) See share ownership information for Mr. Marcum in the following table.

                 SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
                     AND NOMINEES FOR ELECTION AS DIRECTOR

     As of March 3, 1997, the directors of the Company, including the four persons intended by the Board of Directors to be nominated for election as directors, the executive officers of the Company named in the Summary Compensation Table and all executive officers and directors of the Company as a group beneficially owned common shares of the Company as set forth below.

                                                                 SHARED INVESTMENT
                                 NUMBER OF         OPTIONS         VOTING POWER
                               COMMON SHARES     EXERCISABLE      OVER EMPLOYEES
          NAME OF              BENEFICIALLY        WITHIN           RETIREMENT                          PERCENT
    INDIVIDUAL OR GROUP          OWNED(1)          60 DAYS        PLAN SHARES(2)         TOTAL        OF CLASS(3)
---------------------------    -------------     -----------     -----------------     ---------     -------------
Arthur J. Bennert                   19,178           6,000                                25,178
Jack E. Brown                        1,100           3,000                                 4,100
Catherine E. Dolan                     100           6,000                                 6,100
Wayne Embry                            200           6,000                                 6,200
Vaden Fitton                       228,064(4)        3,000                               231,064
Jeffery D. Lowe                    157,978(4 (7)(8)  1,000                               158,978
Joseph L. Marcum                 1,378,484(5)(6)     3,000            842,232(2)       2,223,716          6.33%
Stephen S. Marcum                  295,050(4)(6)     6,000                               301,050
Lauren N. Patch                    206,278(4)(7)    10,000            842,232(2)       1,058,510          3.01%
Stanley N. Pontius                   1,120           6,000                                 7,120
Howard L. Sloneker III             192,611(7)        3,333                               195,944
William L. Woodall                  23,484           6,000                                29,484
Andrew T. Fogarty                   57,822(4 (7)(8)  1,429                                59,251
Michael L. Evans                     5,373(7)        3,333                                 8,706
Barry S. Porter                     26,783(7)        3,333            842,232(2)         872,348          2.48%
All Executive Officers,
  Directors and Nominees as
  a Group (30 Persons)           2,702,940          78,999            842,232(2)       3,624,171         10.31%

---------------

(1) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(2) Includes 842,232 shares held in the Company's Employees Retirement Plan as to which the named individual shares voting and investment power solely by reason of being a member of the Retirement Committee which administers such Plan. See Note (2) of the preceding table. Messrs. Marcum, Patch and Porter disclaim beneficial ownership of these shares.

(3) Percentages are listed only for those individuals who own in excess of 1% of the outstanding shares.

(4) Includes the following number of shares owned by family members as to which beneficial ownership is disclaimed: Mr. Fitton, 108,926 Mr. Fogarty, 5,468; Mr. Joseph L. Marcum, 617,304; Mr. Lowe, 136,900; Mr. Patch, 169,692; and Mr. Stephen S. Marcum, 84,090.

(5) Includes 237,852 shares held by Mr. Marcum's wife in her capacity as a co-trustee of the estate of Howard Sloneker as to which shares Mr. Marcum has no voting or investment power.

(6) Includes 85,306 shares held as co-trustee of the Joseph L. and Sarah S. Marcum Foundation as to which voting and investment power is shared by Joseph L. and Stephen S. Marcum.

(7) The share ownership for Messrs. Evans, Lowe, Patch, Sloneker, Fogarty, and Porter includes 1,127, 4,952, 4,370, 2,187, 16,010 and 9,294 shares, respectively, held for the accounts of these individuals by the trustee of the Company's Employee Savings Plan. Such persons have sole voting power with respect to these shares and also hold investment power subject to limitations in the Plan.

(8) Andrew T. Fogarty retired from his position as executive officer of the Company on January 1, 1997.

                             ELECTION OF DIRECTORS

     The Board of Directors intends that the four persons named under Class I in the following table (the "Nominees") will be nominated for election at the Annual Meeting for three-year terms expiring in 2000. The terms of the remaining directors in Classes II and III will continue as indicated below. It is intended that the common shares represented by the accompanying Proxy will be voted for the election as directors of the Nominees, unless otherwise instructed on the Proxy. In the event that any one or more of the Nominees unexpectedly becomes unavailable for election, the common shares represented by the accompanying Proxy will be voted in accordance with the best judgment of the proxy holders for the election of the remaining Nominees and for the election of any substitute nominee or nominees designated by the Board of Directors.

     Under Ohio law and the Company's Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of the Nominees.

                                          POSITION WITH COMPANY AND/OR
                                       PRINCIPAL OCCUPATION OR EMPLOYMENT             DIRECTOR
    NAME AND AGE(1)                        DURING LAST FIVE YEARS(2)                   SINCE
------------------------    --------------------------------------------------------  --------
NOMINEES:
Nominees for Terms Expiring in 2000:

Jack E. Brown,              Chairman of Board, BBI Marketing Services, Inc., Cincin-    1994
     53                     nati, Ohio (professional marketing consulting firm).
Vaden Fitton,               Director and Retired First Vice President of First          1967
     68                     National Bank of Southwestern Ohio, Hamilton, Ohio.

Joseph L. Marcum,           Chairman of the Board and Director of the Company, The      1949
     73                     Ohio Casualty Insurance Company, West American Insur-
                            ance Company, American Fire and Casualty Company, Ohio
                            Security Insurance Company, OCASCO Budget, Inc. and The
                            Ohio Life Insurance Company. Mr. Marcum served as Chief
                            Executive Officer of the Company and its subsidiaries
                            until December 31, 1993, and President of the Company
                            and its subsidiaries until December 31, 1990.

Howard L. Sloneker III,     Vice President, Secretary and Director of the Company,      1983
     40                     The Ohio Casualty Insurance Company, West American
                            Insurance Company, American Fire and Casualty Company,
                            Ohio Security Insurance Company and OCASCO Budget, Inc.;
                            Secretary and Director of The Ohio Life Insurance
                            Company.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE ANNUAL MEETING:
Class II -- Terms Expiring in 1998:

Wayne Embry,                Executive Vice President and General Manager of the         1991
     60                     Cleveland Cavaliers (professional basketball franchise);
                            Chairman of Michael Alan Lewis Company, Cleveland, Ohio
                            (fabricators of materials for the automobile industry).

                                          POSITION WITH COMPANY AND/OR
                                       PRINCIPAL OCCUPATION OR EMPLOYMENT             DIRECTOR
    NAME AND AGE(1)                        DURING LAST FIVE YEARS(2)                   SINCE
------------------------    --------------------------------------------------------  --------
Stephen S. Marcum,          Member of the law firm of Parrish, Beimford, Fryman,        1989
     39                     Smith & Marcum Co., L.P.A., Hamilton, Ohio; such firm
                            has provided legal services to the Company and its
                            subsidiaries during the last fiscal year and continues
                            to do so.

Stanley N. Pontius,         President and Chief Executive Officer of First Financial    1994
     50                     Bancorp and its principal subsidiary, First National
                            Bank of Southwestern Ohio, Hamilton, Ohio.

William L. Woodall,         Director of the Company, The Ohio Casualty Insurance        1986
     73                     Company, West American Insurance Company, American Fire
                            and Casualty Company, Ohio Security Insurance Company,
                            OCASCO Budget, Inc. and The Ohio Life Insurance Company;
                            retired as an executive officer of the Company and its
                            subsidiaries on December 31, 1990.

Class III -- Terms Expiring in 1999

Arthur J. Bennert,          Director of the Company, The Ohio Casualty Insurance        1989
     70                     Company, West American Insurance Company, American Fire
                            and Casualty Company, Ohio Security Insurance Company
                            and The Ohio Life Insurance Company; retired as an
                            executive officer of the Company and its subsidiaries on
                            January 1, 1992.

Catherine E. Dolan,         Managing Director of the Financial Institutions Group,      1994
     39                     First Union National Bank, Charlotte, North Carolina,
                            since February 26, 1993; prior thereto, Managing
                            Director of the Insurance Division, Chase Manhattan
                            Bank, New York.

Jeffery D. Lowe,            Vice President and Director of the Company, The Ohio        1983
     51                     Casualty Insurance Company, West American Insurance
                            Company, American Fire and Casualty Company, Ohio
                            Security Insurance Company and OCASCO Budget, Inc.;
                            President and Director of Ohio Life Insurance Company.

Lauren N. Patch,            President, Chief Executive Officer and Director of the      1987
     46                     Company, The Ohio Casualty Insurance Company, West
                            American Insurance Company, American Fire and Casualty
                            Company, Ohio Security Insurance Company and OCASCO
                            Budget, Inc.; Vice Chairman and Director of The Ohio
                            Life Insurance Company. Mr. Patch became Chief Executive
                            Officer of the Company on January 1, 1994, and President
                            of the Company on January 1, 1991.

---------------

(1) Ages are listed as of the date of the Annual Meeting.

(2) The Ohio Casualty Insurance Company, Ohio Security Insurance Company, American Fire and Casualty Company, West American Insurance Company, OCASCO Budget, Inc. and The Ohio Life Insurance Company are subsidiaries of the Company.

         OTHER DIRECTORSHIPS AND RELATED TRANSACTIONS AND RELATIONSHIPS

     Wayne Embry is also a director of M. A. Hanna Company and Society Corporation; Vaden Fitton, Joseph L. Marcum, Lauren N. Patch and Stanley N. Pontius are also directors of First Financial Bancorp.

     Joseph L. Marcum, the Chairman of the Board of the Company, retired as the Chief Executive Officer of the Company on December 31, 1993. Mr. Marcum receives annual benefits from the Company of $142,393 pursuant to the Company's Employees Retirement Plan. See "Pension Plans."

     Jeffery D. Lowe is the son-in-law of Joseph L. Marcum; Lauren N. Patch and Howard L. Sloneker III are brothers-in-law; and Stephen S. Marcum is the son of Joseph L. Marcum.

                       MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

     During 1996, the Board of Directors held five meetings. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

     The Board of Directors has standing Executive, Audit and Executive Compensation Committees, but does not have a Nominating Committee or committee performing similar functions.

     The Executive Committee held two meetings during 1996. The members of the Executive Committee are Joseph L. Marcum, Lauren N. Patch, and Howard L. Sloneker III. Each Executive Committee member attended both of the meetings in 1996. The Executive Committee is empowered to exercise all the powers of the Board of Directors in the management of the Company between meetings of the Board of Directors, other than filling vacancies on the Board or any other committee of the Board.

     The Audit Committee held two meetings during 1996. The members of the Audit Committee are Arthur J. Bennert, Jack E. Brown, Catherine E. Dolan, Wayne Embry, Vaden Fitton, Joseph L. Marcum, Stephen S. Marcum, Stanley N. Pontius and William L. Woodall. Each Audit Committee member attended both of the meetings in 1996. The Audit Committee's primary function is to meet with the independent auditors for the Company and to review the Company's internal and independent auditing and financial controls.

     The Executive Compensation Committee held two meeting during 1996. The current members of the Executive Compensation Committee are Jack E. Brown, Vaden Fitton, and Stanley N. Pontius. Each member of the Executive Compensation Committee attended both meetings of the committee. The Executive Compensation Committee administers the Company stock option plans and carries out the responsibilities described in the Executive Compensation Committee Report in this Proxy Statement.

                        DIRECTORS FEES AND COMPENSATION

     Each director received $25,000 for services as a director of the Company during 1996. Each non-employee director of the Company received $1,500 per meeting for attending the regular meetings of the Board of Directors in 1996. Members of the Audit Committee also received $5,000 each for serving on that committee. In addition, members of the Executive Compensation Committee received $300 per meeting for each meeting attended. Joseph L. Marcum was paid an additional $65,000 during 1996 as compensation for serving as the Chairman of the Board.

     On May 21, 1996, Arthur J. Bennert and Catherine E. Dolan, each of whom is a non-employee director of the Company, were granted a non-qualified stock option (an "NQSO") to purchase 3,000 common shares of the Company at an exercise price of $34.50 per share, the closing market price of the common shares on the date of grant. Any individual who becomes or is re-elected a non-employee director is automatically granted an NQSO to purchase 3,000 common shares effective on the third business day following the first meeting of the Board of Directors after his/her election or appointment to the Board. The exercise price of each NQSO granted to a non-employee director is equal to the fair market value of the common shares on the date of grant. NQSOs granted to non-employee directors have terms of ten years (subject to earlier termination in certain cases) and may not be exercised during the six months following their date of grant.

                             EXECUTIVE COMPENSATION

     The following table presents information concerning compensation provided by the Company to its Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities for each of the Company's last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                       ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                     ------------------------     ----------------------------------------------
                                                    OTHER                           SECURITIES
                                                    ANNUAL         RESTRICTED       UNDERLYING        DIVIDEND
        NAME AND                     SALARY      COMPENSATION        STOCK           OPTIONS/         PAYMENT
   PRINCIPAL POSITION       YEAR     ($)(1)      ($)(2)(3)(4)     AWARDS($)(5)       SARS(#)        RIGHTS(#)(6)
------------------------    ----     -------     ------------     ------------     ------------     ------------
Lauren N. Patch             1996     529,560        47,881           57,709           30,000           30,000
  President and Chief       1995     474,231        13,477                0                0                0
  Executive Officer         1994     374,616        10,489                0                0                0
Andrew T. Fogarty(7)        1996     296,749        47,058                0           10,000                0
  Senior Vice               1995     231,300         6,939                0                0                0
  President                 1994     220,838         6,625                0                0                0
Barry S. Porter             1996     248,604        22,484           23,677           10,000           10,000
  Chief Financial           1995     233,208         6,996                0                0                0
  Officer and Treasurer     1994     211,285         6,339                0                0                0
Jeffery D. Lowe             1996     231,012         6,180                0            3,000                0
  Vice                      1995     231,012         3,090                0                0                0
  President                 1994     227,781         4,699                0                0                0
Michael L. Evans            1996     199,500         5,985           18,686           10,000           10,000
  Executive Vice            1995     174,462         4,500                0                0                0
  President                 1994     134,262         4,028                0                0                0

---------------

(1) Includes annual directors' fees for Messrs. Patch and Lowe.

(2) Includes for Messrs. Patch, Fogarty, Porter, Lowe and Evans for 1996 the amounts of $4,500, $4,500, $4,500, $4,500 and $4,500, respectively, contributed by the Company under the Company's Employee Savings Plan. Also includes for Messrs. Patch, Fogarty, Porter, Lowe and Evans for 1996 the amounts of $10,637, $2,735, $2,958, $1,680 and $1,485, respectively, contributed by the Company under the Company's Supplemental Executive Savings Plan, a non-qualified plan.

(3) Includes the following amounts paid in 1997 to the named executives to reimburse them for income taxes incurred as a result of the grant of the restricted shares described in note (5) below: Mr. Patch $32,744, Mr. Porter $15,026 and Mr. Evans $13,066.

(4) Includes for Mr. Fogarty $25,905, the fair market value on February 20, 1997 of 628 common shares which were awarded to him on that date for services rendered in 1996. Also includes $13,918 paid by the Company to reimburse Mr. Fogarty for income later incurred as a result of the shares awarded.

(5) Awards under the Company's Annual Incentive Plan are made in the form of restricted common shares (a description of the Plan is set forth in the Executive Compensation

    Committee Report on Executive Compensation). Shares of restricted stock were granted on February 20, 1997 to certain of the named executive officers pursuant to the Plan for services rendered in 1996. Such restricted common shares vest on the third anniversary of the date of grant so long as the executive officer is an employee on such date (with earlier vesting occurring on retirement, death or disability or termination of employment following a change of control). Dividends are paid on restricted common shares at the same rate as paid on the Company's common shares. No restricted common shares were outstanding at the end of 1996.

(6) Dividend payment rights were granted to the named executive officers in 1996. One third of these rights become effective on each anniversary of the grant date. These rights entitle to the holder on the April 15th following the fourth anniversary of the grant date to receive, for each dividend payment right, an amount in cash equal to the aggregate amount of dividends that the Company has paid on each common share from the date on which such right becomes effective through the payout date subject to certain restrictions.

(7) Mr. Fogarty retired as executive officer of the Company effective January 1, 1997.

     The following table sets forth information concerning the grant of stock options and SARs during the last fiscal year to each of the executive officers of the Company named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                                         % OF TOTAL                                  ANNUAL RATES OF STOCK
                                        OPTIONS/SARS                                  PRICE APPRECIATION
                        NUMBER OF         GRANTED                                             FOR
                        SECURITIES           TO          EXERCISE                       OPTION TERM(2)
                        UNDERLYING       EMPLOYEES       OR BASE                     ---------------------
                       OPTIONS/SARS      IN FISCAL        PRICE       EXPIRATION       ($)          ($)
       NAME            GRANTED #(1)        YEAR#          ($/SH)         DATE          5%           10%
-------------------    ------------     ------------     --------     ----------     -------     ---------
Lauren N.Patch            30,000            24.79          35.00        01/23/06     660,339     1,673,430
Andrew T. Fogarty         10,000             8.26          35.00        01/23/06     220,113       557,810
Barry S. Porter           10,000             8.26          35.00        01/23/06     220,113       557,810
Jeffery D. Lowe            3,000             2.47          35.00        01/23/06      66,034       167,343
Michael L. Evans          10,000             8.26          35.00        01/23/06     220,113       557,810

---------------

(1) All of these stock options, which were granted pursuant to the Ohio Casualty Corporation 1993 Stock Incentive Program, were granted at market value on the date of grant, become exercisable as to one-third of the option shares on each of the first three anniversaries of the date of grant and have a term of ten years. In the event of a change in control of the Company, the stock options would become exercisable in full. Stock options reported consist of incentive stock options and non-qualified stock options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's common shares appreciates, which benefits all shareholders commensurately.

                    OPTION/SAR EXERCISES IN LAST FISCAL YEAR

     The following table sets forth information concerning the exercise of stock options and SARs during the last fiscal year by each of the executive officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised stock options and SARs held by such executive officers:

                       AGGREGATED OPTION/SAR EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
               --------------------------------------------------

                                                                                                  VALUE OF
                                                            NUMBER OF SHARES                     UNEXERCISED
                                                         UNDERLYING UNEXERCISED                 IN-THE-MONEY
                       NUMBER OF                              OPTIONS/SARS                       OPTIONS/SAR
                        SHARES                            AT FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)(1)
                      ACQUIRED ON        VALUE        -----------------------------     -----------------------------
       NAME           EXERCISE(#)     REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------    -----------     -----------     -----------     -------------     -----------     -------------
Lauren N. Patch          3,500           29,750                           30,000                            15,000
Barry S. Porter          3,500           21,562                           10,000                             5,000
Andrew T. Fogarty        3,300           19,111                           10,000                             5,000
Jeffery D. Lowe              0                0                            3,000                             1,500
Michael L. Evans         3,500           29,874                           10,000                             5,000

---------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is based upon the fair market of the Company's common shares on December 31, 1996 ($35.50), less the exercise price of in-the-money options and SARs at the end of the last fiscal year.

                                 PENSION PLANS

     The following table sets forth the estimated annual benefits payable under the Employees Retirement Plan and the Ohio Casualty Insurance Company Benefit Equalization Plan (the "Benefit Equalization Plan") to participants in such plans, including the executive officers named in the Summary Compensation Table, upon retirement in specified compensation and years of service classifications:

                              PENSION PLANS TABLE

                       15           20           25           30           35           40           45
ANNUAL EARNINGS      YEARS        YEARS        YEARS        YEARS        YEARS        YEARS        YEARS
---------------     --------     --------     --------     --------     --------     --------     --------
   $ 125,000        $ 28,056     $ 37,408     $ 46,760     $ 56,112     $ 65,464     $ 74,816     $ 84,168
     175,000          40,056       53,408       66,760       80,112       93,464      106,816      120,168
     225,000          52,056       69,408       86,760      104,112      121,464      138,816      156,168
     275,000          64,056       85,408      106,760      128,112      149,464      170,816      192,168
     325,000          76,056      101,408      126,760      152,112      177,464      202,816      228,168
     375,000          88,056      117,408      146,760      176,112      205,464      234,816      264,168
     400,000          94,056      125,408      156,760      188,112      219,464      250,816      282,168
     425,000         100,056      133,408      166,760      200,112      233,464      266,816      300,168
     450,000         106,056      141,408      176,760      212,112      247,464      282,816      318,168
     475,000         112,056      149,408      186,760      224,112      261,464      298,816      336,168
     500,000         118,056      157,408      196,760      236,112      275,464      314,816      354,168
     525,000         124,056      165,408      206,760      248,112      289,464      330,816      372,168
     550,000         130,056      173,408      216,760      260,112      303,464      346,816      390,168
     600,000         142,056      189,408      236,760      284,112      331,464      378,816      426,168

     Retirement benefits under the Company's Employees Retirement Plan, a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), are generally payable to full-time and regular part-time salaried employees whose participation in the plan has vested (currently requiring the completion of five years of service) upon retirement at age 65 or in reduced amounts upon retirement prior to age 65 if the participant has ten years of vested service. A retiree's benefit amount is based upon his or her credited years of service and average annual compensation (salary) for the five consecutive years of highest salary during the last ten years of service immediately prior to age 65 or, if greater, the average annual compensation paid during the 60 consecutive month period immediately preceding retirement or other termination of employment. Such retirement benefits are reduced by a portion of the retiree's Social Security-covered compensation. Benefits figures shown in the table above are computed on the assumption that participants retire at age 65 and are entitled to a single life annuity.

     Section 401(a)(17) of the Code prohibits compensation in excess of $150,000 ($160,000 for 1997) from being taken into account in determining benefits payable under a qualified pension plan. As a result, the Benefit Equalization Plan was adopted for those employees who are adversely affected by these provisions of the Code. The Benefit Equalization Plan provides for payment of benefits that would have been payable under the Employees Retirement Plan but for the limitation on compensation imposed by the Code. Upon retirement, participants receive the actuarial equivalent present value of the benefit payable under the Benefit Equalization Plan in a lump sum.

     At December 31, 1996, credited years of service and average annual earnings under the Employees Retirement Plan and the Benefit Equalization Plan for the executive officers named in the Summary Compensation Table were: Lauren N. Patch, 20.5 years ($372,046); Barry S. Porter, 22.5 years ($210,852); Andrew T. Fogarty, 24.5 years ($231,569); Jeffery D. Lowe, 21.5 years ($194,475); and
Michael L. Evans, 21.5 years ($148,778). The compensation covered by the Employees Retirement Plan and the Benefit Equalization Plan is the amount shown in the Summary Compensation Table as salary, less any directors' fees.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICIES

     The Company's executive compensation programs are designed to enable it to recruit, retain and motivate outstanding executives. This is essential for the Company to achieve its challenging performance objectives and to achieve superior investment returns for its shareholders.

     The Committee believes that the Company's executive compensation opportunities, including those for the Company's Chief Executive Officer ("CEO"), should create incentives for superior performance and consequences for below-target performance. In 1996, the Company's Board of Directors approved a redesigned executive compensation program which more closely links the level of executive compensation with Company performance. A substantial portion of each executive's compensation potential is now tied to achievement of annual objectives and long-term shareholder returns. An important consideration in the design of the new executive compensation program was the use of Company shares to encourage greater share ownership by Company executives so that the opportunity of the Company's executives for financial gain is directly linked to increases in shareholder wealth, as reflected by the market price of the Company's common shares. This redesigned executive compensation program was first implemented during the 1996 fiscal year.

     The Company's basic compensation program for its executive officers and approximately 17 additional key executives (collectively called the "Partners") consists of the following ele-ments: (i) base salary established on an annual basis, (ii) an Annual Incentive Plan whereby annual awards, payable in the form of restricted common shares, may be made to the Partners based on individual and team performance with team performance being measured generally by the Company's total return performance as measured against predetermined return on equity (ROE) goals; and (iii) a Long-Term Incentive Plan whereby stock options and dividend payment rights are awarded on an annual basis. As described more fully below, each element of the Company's executive compensation program has a somewhat different purpose. Stock options and restricted shares are issued under the shareholder-approved 1993 Stock Incentive Program.

     As part of the administration of the Company's new executive compensation program, the Committee will annually examine short-term and long-term compensation levels for the CEO and other senior executives against a survey of the compensation practices of comparably sized property and casualty insurance companies (the "survey companies"). The survey companies include some, but not all, of the companies covered in the Dow Jones Insurance Index for Property and Casualty Companies included in the Performance Graph on page 14.

SPECIFIC COMPENSATION PROGRAMS

     Base salary ranges for the CEO and the other executive officers of the Company are based on individual performance, the responsibilities associated with an individual's position and the skills and experience of the individual, which are reviewed annually and benchmarked against similar positions among the survey companies. Salary ranges are targeted at the median level for similar positions among the survey companies. The base salary of the CEO is established by the Committee. The base salaries of the other executive officers are established by the CEO. Salary adjustments are evaluated on an annual basis and are based on individual performance, as determined in accordance with the Company's executive performance evaluation system, and as reflective of competitive conditions existing at the time.

     The Company's Annual Incentive Plan and its Long Term Incentive Plan are designed to provide participants with the opportunity to receive total compensation targeted at 75th percentile of salaries for similar positions among the survey companies.

     The potential award opportunities for each of the executives who participate in the Annual Incentive Plan are determined at the beginning of such year by the Committee for the executive officers, including the CEO, and by the CEO for all other Partners. Potential award opportunities for a fiscal year, which are expressed as a percentage of a participant's base salary for the fiscal year, are based on a participant's position in the Company's management organization, with higher percentages being assigned to executives who hold more senior positions. Actual award amounts are based on a combination of team performance and individual performance. Team performance, which accounts for up to 50% of the total award potential, is based on the Company's actual performance against pre-determined return on equity and premium growth goals for the year. If the Company does not meet the established threshold performance level, no team awards are made. If the threshold performance is achieved, each of the executive officers and other Partners receives a team award, the amount of which depends on the extent to which the Company's performance exceeds the threshold level and the potential award opportunity assigned to each individual participant, as described above. Individual awards are made only if the performance level required for team awards has been met and then only if a determination is made by the Committee and CEO to fund such awards. The Committee determines, based on a recommendation from the CEO, the level of funding for the individual award pool based on the performance achieved by the management team on a number of criteria. The pool is allocated among the participants on the basis of their performance evaluations as determined by the CEO (the CEO's performance evaluation is conducted by the Committee). Individual performance accounts for the remaining 50% of the total award potential under the Annual Incentive Plan.

     Awards under the Annual Incentive Plan are paid in restricted shares of the Company. The Company also pays the taxable income resulting to the participant from the grant. Such restricted stock shares may not be transferred by the participant for a three-year period following the date of grant, unless the participant dies or his employment is terminated as a result of disability or retirement or following a change in control of the Company. If the employment of the participant terminates for any other reason during such three-year period, the restricted shares will be forfeited to the Company. The Committee believes that restricted shares provide a strong incentive for executives to continue as employees of the Company and to work to increase the value of the Company during their employment. Awards under the Annual Incentive Plan for 1996 were paid in the form of restricted common shares issued in February of 1997.

     Awards under the Company's Long-Term Incentive Plan consist of stock options, either incentive stock options or non-qualified stock options, and dividend payment rights. Stock options are granted at market value on the date of grant and increase in value only to the extent of appreciation in the Company's common shares. The stock options become exercisable over a period of three years and expire at the end of ten years from the date of grant. Stock option grants are made at the beginning of each year, although grants may be made at different times to participants who are promoted or newly hired. The number of stock options to be granted annually to an individual participant over a three-year period is based on the participant's salary level and position. While it is the intention of the Committee to make stock options grants annually, the Committee has reserved the right to eliminate stock option awards or make other modifications in the Long-Term Incentive Plan. The Committee also intends to hold constant the number of shares granted to each participant over each three-year period, although it has reserved the right to make changes in the number of shares granted to any participant.

     In addition to stock options, participants in the Long-Term Incentive Plan may be granted dividend payment rights. These rights, which become effective over a three-year period, entitle the holder on the scheduled payout date to receive, for each right, an amount in cash equal to the aggregate amount of dividends that the Company has paid on each common share from the date on which the dividend payment right becomes effective through the payout date. If the holder ceases to be an employee prior to the payout date as a result of death, disability, retirement or as a result of termination following change in control of the Company, the Company will pay, for each dividend payment right which is effective on the termination date, a cash amount equal to the aggregate amount of dividends that the Company has paid on each Common Share from the date on which the dividend payment right became effective through the termination date. If the employment of the holder terminates for any other reason, the holder will not be entitled to any payment whatsoever under this agreement. The employees to whom stock options and dividend payment rights are to be awarded are determined annually by the Committee for the executive officers, including the CEO, and by the CEO for all other Partners.

     Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. None of the executive officers of the Company exceeded the threshold for deductibility under Section 162(m) in 1996.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee evaluates the performance of the CEO at least annually. In 1996, Mr. Patch received a base salary of $505,000, which represented a 12.2% increase over his base salary for 1995. The Committee's decision to increase Mr. Patch's base salary was based on its evaluation of his performance and its current policy that the salaries for the Company's executive officers, including Mr. Patch, should be set at the median level for CEO's of the survey companies. Mr. Patch also received an award under the Annual Incentive Plan for service in 1996 of a total of 1,399 restricted common shares of the Company, which were issued to him in 1997 and which will be forfeited to the Company if he leaves the Company during the three-year period following the date of issue. As described in detail above, the Committee's determination of the number of restricted common shares awarded to Mr. Patch (and to all of the other executive officers) under the Annual Incentive Plan was based on the Company's 1996 total return performance as measured against an established return on equity target. No individual awards were made to any of the Company's executive officers under the Annual Incentive Plan for 1996. The Company also granted to Mr. Patch in 1996 pursuant to the Long-Term Incentive Plan an incentive stock option for 8,571 shares and a non-qualified stock option for 21,429 shares. The number of stock options granted to Mr. Patch was based on his salary level and position with the Company. As previously indicated, in establishing the compensation of Mr. Patch and the other executive officers, the goal of the Committee has been to create a total compensation opportunity through base salary and awards under the Annual Incentive Plan and the Long-Term Incentive Plan which, if realized as a result of the Company's performance, would result in total compensation being at the 75th percentile for similar positions at the survey companies.

     The foregoing report on executive compensation is provided by the following directors, who constituted the Executive Compensation Committee during 1996:

VADEN FITTON                    JACK E. BROWN                   JOSEPH L. MARCUM

                  EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The directors of the Company who served as members of the Company's Executive Compensation Committee during 1996 were Vaden Fitton, Jack E. Brown and Joseph L. Marcum. Joseph L. Marcum, is the Chairman of the Board of Directors and former President and Chief Executive Officer of the Company. Mr. Fitton and Barry S. Porter, the Company's Chief Financial Officer, also served in 1996, as members of the Executive Compensation Committee of First Financial Bancorp, whose Chief Executive Officer, Stanley N. Pontius is a member of the Board of Directors of the Company.

     As indicated in the Executive Compensation Committee Report on Executive Compensation, Lauren N. Patch, the Company's President and Chief Executive Officer, participates in decision-making regarding the compensation of certain executive officers named in the Summary Compensation Table. Mr. Patch is not a member of the Executive Compensation Committee.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the five-year cumulative total shareholder return, including reinvested dividends, of the Company with the Dow Jones Equity Market Index and the Dow Jones Insurance Index for Property and Casualty Companies(1):

        Measurement Period           DJ Equity Market    DJ Insurance P &      Ohio Casualty
      (Fiscal Year Covered)                Index               C (1)            Corporation
1991                                            100.00              100.00              100.00
1992                                            108.61              121.77              133.38
1993                                            119.41              122.78              141.06
1994                                            120.33              129.11              131.34
1995                                            166.31              182.40              188.37
1996                                            205.57              219.31              180.58

---------------

(1) The Dow Jones Insurance Index for Property and Casualty Companies (13 companies, including the Company) that are traditionally considered as a peer group of property and casualty insurance companies within the United States. The companies making up the Index are American International; Chubb Corp.; Cincinnati Financial; Continental Corp.; GEICO Corp.; General RE Corp.; Hartford Steam Boiler Co.; Loews Corp.; Ohio Casualty Corporation; Progressive Corp.; Safeco Corp.; St. Paul Co.'s; and USF&G Corp.

               PROPOSED AMENDMENT TO 1993 STOCK INCENTIVE PROGRAM

     The Company's 1993 Stock Incentive Program, which was approved by the shareholders of the Company at the 1993 Annual Meeting of Shareholders, provides for the issuance of incentive stock options ("ISOs"), nonqualified stock options ("NQSOs") (ISOs and NQSOs are herein referred to together as "Stock Options"), stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs") and restricted stock awards (collectively, "Awards").

     The purpose of the 1993 Program is to attract and retain outstanding individuals as directors, officers and other key employees of the Company and its subsidiaries and to furnish incentives to such persons by providing them opportunities to acquire common shares of the Company on advantageous terms.

     The 1993 Program is administered by the Executive Compensation Committee of the Board of Directors of the Company (the "Committee"). Officers and other full-time, salaried employees of the Company and its subsidiaries (including the
persons identified in the Summary Compensation Table on page   ) who are
selected by the Committee are eligible to receive Stock Options and other Awards under the 1993 Program. Directors of the Company who are not full-time employees of the Company or its subsidiaries ("Non-Employee Directors") are participants in the 1993 Program solely for purposes of receiving certain NQSO Awards. See "Stock Option Grant to Non-Employee Directors."

     The 1993 Program currently authorizes the granting of Stock Options and other Awards for a total of 1,000,000 common shares and an additional 293,500 common shares of the Company from the prior plan, subject to adjustment to reflect certain corporate events, including stock splits. As of the date of this Proxy Statement, a total of 1,006,320 common shares were available for future grants of Stock Options and other Awards. As of March 3, 1997, ISOs to purchase an aggregate of 118,284 common shares were outstanding and held by 18 employees, including executive officers; NQSOs to purchase an aggregate of 133,716 common shares were outstanding and held by 4 employees, including executive officers and 9 Non-Employee Directors; and restricted stock awards for a total of 5,579 common shares were outstanding and held by 18 executive officers. It is estimated that a total of 60 employees of the Company and its subsidiaries and 9 Non-Employee Directors are currently eligible to participate in the 1993 Program.

DESCRIPTION OF AMENDMENTS

     On February 20, 1997, the Board of Directors of the Company adopted, effective upon shareholder approval at the Annual Meeting, the following amendments to the 1993 Program (the "Amendments"):

          1. For purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1993 Program has been amended, subject to shareholder approval, to (i) provide that no participant may be granted Stock Options and other Awards for more than 75,000 common shares during any 12-month period, and (ii) to clarify that members of the Committee must satisfy the requirements of "outside directors" as such term is described in the Code and accompanying regulations of the Internal Revenue Service. In addition, the 1993 Program has been amended, subject to shareholder approval, to provide that the Committee shall be comprised of directors who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          2. The 1993 Program has been amended, subject to shareholder approval, to permit the Company to grant Stand Alone Stock Appreciation Rights which may be granted without reference to any stock option granted under the 1993 Program ("Stand Alone Stock Appreciation Rights"). Previous to such amendment, upon exercise of SARs granted pursuant to the 1993 Program, the holder must surrender a related stock option for the number of SARs being exercised. Stand Alone Stock Appreciation Rights may be exercised by a holder without having to surrender a stock option or any portion thereof.

          3. The 1993 Program has also been amended, subject to shareholder approval, to clarify the circumstances under which Non-Employee Directors are entitled to receive NQSOs. The Committee has interpreted the language of the 1993 Program as providing for the grant of a NQSO to each Non-Employee Director on the third business day following the first meeting of the Board of Directors after his or her election or appointment to the Board and on the third business day following re-election to the Board by the shareholders. The proposed Amendment to the 1993 Program is intended to clarify and confirm such interpretation of the Committee.

     The Amendments will become effective as of February 20, 1997, the date of approval of the Amendments by the Board of Directors, if a majority of the common shares of the Company, present in person, or by proxy at the Annual Meeting is voted in favor of the Amendments. The closing price of the Company's common shares as reported in the NASDAQ National Market

System on March 3, 1997 (record date for the Annual Meeting) was $39.50 per share. The Amendments are discussed in greater detail below.

OPERATION OF THE 1993 PROGRAM

     There follows a summary of the 1993 Program. This summary is qualified in its entirety by reference to the copy of the 1993 Program, as amended, attached to this Proxy Statement as Exhibit A.

SHARES AVAILABLE UNDER THE 1993 PROGRAM

     Common shares issued pursuant to the 1993 Program may be either authorized and unissued common shares or treasury shares. If there is a lapse, expiration, termination or cancellation of any Stock Option or Award without the issuance of common shares or payment of cash thereunder, or if common shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, in each case so long as the holder thereof has not received any benefits of ownership of such common shares, the common shares subject to or reserved for such Stock Option, or other Award may again be used for new Stock Options or other authorized Awards under the 1993 Program.

     In the event of the exercise of an SAR or an LSAR, the number of common shares reserved for issuance under the 1993 Program will be reduced by the number of common shares covered by the Stock Option or portion thereof which is surrendered in connection with such exercise. If the Amendments are adopted and Stand Alone Stock Appreciation Rights are authorized the exercise of Stand Alone Stock Appreciation Rights will also reduce the number of common shares reserved for issuance under the 1993 Program by the number of Stand Alone Stock Appreciation Rights being exercised.

ADMINISTRATION

     The 1993 Program is administered by the Committee. The Committee has complete discretion to select the individuals to whom Stock Options and other Awards are granted (other than Non-Employee Directors) and to establish the terms and conditions of each such grant, subject in each case to the provisions of the Program. In addition, the Committee is empowered to interpret the 1993 Program and make all determinations necessary or advisable for its administration. Presently, the members of the Committee are Messrs. Vaden Fitton, Jack E. Brown, and Stanley N. Pontius.

     Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year or any of the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The regulations issued by the Internal Revenue Service under Section 162(m) (the "IRS Regulations") set forth a number of provisions which compensatory plans, such as the 1993 Program, must contain if Stock Options issued under such plans are to qualify as performance-based for the purposes of Section 162(m).

     One of the Amendments that is necessary in order that the 1993 Program will satisfy the requirements for performance based compensation set forth in the IRS Regulation relates to the composition of the Committee. If the Amendments are adopted by the shareholders, each member of the Committee will be required to be an "outside director" as that term is used in the Code and the accompanying regulations of the Code. The Amendments will also require that the Committee be comprised of persons who satisfy the requirements of a "Non-Employee Director" as that term is defined in newly-amended Rule 16b-3(b) under the 1934 Act. Rule 16b-3 provides for an exemption from the short-swing profits recapture provisions of
Section 16(b) of the 1934 Act for certain transactions between an issuer and its officers or directors involving shares of the issuer.

ELIGIBILITY

     Officers and other full-time, salaried employees of the Company and its subsidiaries (including the persons named in the Summary Compensation Table on page 7) who are selected by the Committee are eligible to receive Stock Options and other Awards. Non-Employee Directors are participants in the 1993 Program solely for purposes of receiving certain NQSO awards. There are currently 9 Non-Employee Directors of the Company.

     A second amendment of the 1993 Program that is necessary in order that the 1993 Program will satisfy the requirements of the IRS Regulations, for Stock Options under Section 162(m) of the Code relates to the maximum number of common shares which can be allocated to any one person under the 1993 Program. The 1993 Program originally included no limit on the number of common shares that could be allocated to any one person, other than the limits imposed on common shares covered by NQSO awards granted to Non-Employee Directors. The Amendments provide that no participant may be granted Stock Options and other Awards for more than 75,000 common shares during any calendar year.

     As described in the Executive Compensation Committee Report on Executive Compensation, grants of stock options and restricted common shares under the 1993 Program are significant elements of the Company's executive compensation program. The following table sets forth the number and exercise price of Stock Options and restricted common shares granted and issued during 1996 and 1997 (through the date of this Proxy Statement) under the 1993 Program to (1) each of the executive officers of the Company named in the Summary Compensation Table,
(ii) all current executive officers of the Company as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group. None of the nominees for election as director who is not an executive officer received stock options or other awards in 1996 or 1997 (through the date of this proxy statement). No Stock Options or other Awards have been granted to associates of any of the directors or executive officers, and other than the persons identified in the following table, no person received five percent or more of the Stock Options or restricted shares granted under the 1993 Program during 1996 or 1997.

                                            1996                      1997                        1996         1997
                                           OPTION                    OPTION         1997        DIVIDEND     DIVIDEND
                               1996       EXERCISE       1997       EXERCISE     RESTRICTED     PAYMENT      PAYMENT
      NAME OR GROUP          OPTIONS#      PRICE       OPTIONS#      PRICE         SHARES       RIGHTS#      RIGHTS#
--------------------------   --------     --------     --------     --------     ----------     --------     --------
Lauren N. Patch               30,000       $35.00       30,000      $41.375         1,399        30,000       30,000
  Chief Executive Officer
Barry S. Porter               10,000       $35.00       10,000      $41.375           574        10,000       10,000
  Chief Financial Officer
Andrew T. Fogarty             10,000       $35.00            0            0             0        10,000            0
  Senior Vice President
Jeffery D. Lowe,               3,000       $35.00            0            0             0         3,000            0
  Vice President
Michael L. Evans              10,000       $35.00       10,000      $41.375           453        10,000       10,000
  Executive Vice President
All current executive         99,000       $35.00      111,000      $41.375         5,579       102,000      111,000
  officers as a group(1)       3,000       $33.00
All current directors who      6,000       $34.50            0            0             0             0            0
  are not executive
  officers as a group
All employees (including           0            0            0            0         1,601             0            0
  all current officers             0            0
  who are not executive
  officers), as a group

---------------

(1) No restricted shares were granted in 1996. Information concerning the restricted shares awarded in 1997 appears in the Summary Compensation Table for 1996 because these restricted shares were granted in connection with services rendered in 1996.

(2) As discussed in the Report of the Executive Compensation Committee, it is anticipated that a similar number of Stock Options will be granted under the 1993 Program to executive officers in 1998.

(3) See Report of the Executive Compensation Committee for discussion of restricted share awards.

DURATION

     Any grant of a Stock Option or other Award must be made within ten years after the date the 1993 Program was adopted by the Company's Board of Directors (February 18, 1993).

ADJUSTMENTS

     The 1993 Program provides for adjustment in the number of common shares reserved for issuance under the 1993 Program, the maximum number of common shares which may be sold or awarded to any participant and the number and exercise or purchase price of common shares covered by each outstanding Stock Option or other Award in the event of a stock dividend, stock split or other change in the Company's capitalization affecting its common shares and for adjustment of Stock Options or other Awards in the event of changes in the common shares resulting from reorganization, sale, merger, consolidation or similar occurrence.

TERMS OF AWARDS

     Stock Options. The option exercise price of any Stock Option granted under the 1993 Program may not be less than 100% of the Fair Market Value of the Common shares on the date of grant. In the case of any Stock Option, Fair Market Value is defined as the closing price of the Company's common shares on the relevant date, as reported in the NASDAQ National Market System. The period during which any Stock Option may be exercised is determined by the

Committee, but no Stock Option may be exercised after the expiration of ten years from the date it is granted.

     Under the 1993 Program, no employee may receive an ISO if, at the time of grant, such employee owns of record or beneficially more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company unless the option exercise price is at least 110% of the Fair Market Value of the common shares covered by the ISO on the date of grant and the option term does not exceed five years. The 1993 Program provides that the aggregate fair market value (determined as of the time as ISO is granted) of the common shares with respect to which ISOs may become exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiary corporations) may not exceed $100,000.

     The Committee may provide for the payment of the option exercise price of common shares under a Stock Option in cash, by delivery of other common shares of the Company having a Fair Market Value equal to the option exercise price of such shares, or by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the option exercise price. A Stock Option may be exercised only after six months from its grant date. The 1993 Program contains special rules governing the time of exercise of Stock Options and SARs in cases of retirement, death, disability, or other termination of employment. The 1993 Program also provides that, upon the occurrence of a "Change in Control" (as defined in the 1993 Program) of the Company, all Stock Options, SARs, Stand Alone Stock Appreciation Rights and LSARs which have been outstanding for at least six months (whether or not then exercisable) will become fully exercisable as of the date of the Change in Control.

     SARs. An SAR permits the holder to elect to surrender any related Stock Option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to the excess of the Fair Market Value on the date of such election of one common share over the option exercise price multiplied by the number of common shares covered by the Stock Option or portion thereof which is surrendered. The Committee has the discretion to satisfy the right of a holder of an SAR to receive cash upon the exercise of an SAR, in whole or in part, by the delivery of common shares. For purposes of an SAR, Fair Market Value is defined as the closing price of the Company's common shares on the date of grant.

     SARs may be granted with respect to a Stock Option at the time of its grant or at any time thereafter up to six months prior to its expiration. An SAR may be granted to an employee regardless of whether such employee has been granted an LSAR (as described below) with respect to the same Stock Option, although an SAR may not be exercised during any period that an LSAR with respect to the same Stock Option may be exercised. An SAR may be exercised only after six months from its grant date. An SAR will be exercisable upon such additional terms and conditions as may be prescribed by the Committee in its sole discretion, but in no event will it be exercisable after the expiration of the related Stock Option.

     LSARs. The 1993 Program also permits the grant of LSARs to the holder of any Stock Option at the time of the grant of the Stock Option or at any time thereafter up to six months prior to its expiration. An LSAR may be granted to an employee regardless of whether such employee has been granted an SAR with respect to the same Stock Option. An LSAR will permit the holder to surrender the related Stock Option or portion thereof which is then exercisable and receive in exchange therefor cash in an amount equal to the excess of the Fair Market Value on the date of such election of one common share over the option exercise price multiplied by the number of common shares covered by the Stock Option or portion thereof which is surrendered. An LSAR may be exercised only after six months from its date of grant and only during the sixty-day period commencing with the day following the date of a Change in Control of the Company. In the case of an LSAR (other than an LSAR related to an ISO), Fair Market Value is the higher of (i) the highest daily closing price of the Common Shares during the sixty-day period following the Change in Control or (ii) the highest price paid for Common Shares by the acquirer in the Change in Control. In addition, an LSAR will be exercisable upon such additional terms and conditions as may be prescribed by the Committee, in its sole discretion, but in no event will an LSAR be exercisable after the expiration of the related Stock Option.

     Restricted Stock. Restricted stock awards consist of common shares transferred to participants, without other payment therefor (other than the payment of the par value of such common shares if required by applicable law), as additional compensation for their services to the Company or one of its subsidiaries. Restricted stock awards will be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such common shares and rights of the Company to acquire such common shares upon termination of the participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the common shares covered by a restricted stock award may be sold or otherwise disposed of only after six months from the grant date of the award.

     Stand Alone Stock Appreciation Rights. If the Amendments are adopted by the shareholders, the 1993 Program will authorize the grant of Stand Alone Stock Appreciation Rights. Unlike SARs and LSARs, Stand Alone Stock Appreciation Rights may be granted without reference to any Stock Option granted under the 1993 Program. Thus, when a Stand Alone Stock Appreciation Right is exercised, the holder is not required to surrender any related Stock Option or portion thereof. Upon exercise of a Stand Alone Stock Appreciation Right, the holder will receive cash (or, at the election of the Committee, common shares) in an amount (or, in the case of common shares, having a Fair Market Value) equal to the excess of the Fair Market Value on the date of election of one common share over the exercise price of the right multiplied by the number of Stand Alone Stock Appreciation Rights being exercised. For purposes of the Stand Alone Stock Appreciation Rights, Fair Market Value is defined as the closing price of the common shares as reported in the NASDAQ National Market System on the date of grant. Stand Alone Stock Appreciation Rights may not be exercised during the six months following the date of grant. The Amendments contain special rules governing the time of exercise of Stand Alone Stock Appreciation Rights in case of death or other termination of employment.

     Stock Option Grants to Non-Employee Directors. The 1993 Program also provides that each person who becomes a Non-Employee Director of the Company is automatically granted an NQSO to purchase 3,000 common shares (reflects adjustment for a two-for-one stock split in 1994) effective on the third business day following the first meeting of the Board of Directors after election or appointment to the Board. The option exercise price of each NQSO granted to a Non-Employee Director is equal to the Fair Market Value of the common shares on the date of grant.

     The Committee has interpreted the language of the 1993 Program as providing for the grant of a NQSO to a Non-Employee Director following his or her initial election or appointment to the Board of Directors and following each subsequent annual meeting of shareholders at which he or she is re-elected to the Board of Directors. The Amendments clarify the language of the 1993 Program to provide for the grant of a NQSO to a Non-Employee Director on the third business day following the date of his or her first election or appointment to the Board of Directors and on the third business day following each Annual Meeting of Shareholders at which he or she is elected or re-elected to the Board of Directors for an additional term of office by the shareholders of the Company.

     NQSOs granted to Non-Employee Directors have terms of ten years. The 1993 Program contains special rules governing the time of exercise of NQSOs granted to Non-Employee Directors in case of death, disability or other termination of service as a director. Stock Options granted to Non-Employee Directors may not be exercised during the six months following their date of grant.

     Each Stock Option, SAR, LSAR, Stand Alone Stock Appreciation Right and restricted stock award granted under the 1993 Program will not be transferable other than by will or the laws of descent and distribution, and will be exercisable, during a participant's lifetime, only by the participant or the participant's guardian or legal representative.

AMENDMENTS AND DISCONTINUANCE

     The Board of Directors may amend the 1993 Program from time to time or terminate the 1993 Program at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, (b) to satisfy applicable tax law requirements or (c) to satisfy applicable requirements of the NASDAQ National Market System. No such action may, without the consent of the participant, reduce the amount of any existing Award of such participant or adversely change the terms and conditions thereof. The provisions of the 1993 Program governing grants of NQSOs to Non-Employee Directors may not be amended more frequently than once every six months other than to comport with changes in the Code, or the rules thereunder or changes in the Employee Retirement Income Security Act of 1974.

     The terms and conditions applicable to any Awards granted and outstanding may at any time be amended, modified, or canceled, without shareholder approval, by mutual agreement between the Committee and the participant so long as shareholder approval of such amendment, modification or cancellation is not required to permit the 1993 Program to satisfy the requirements of Rule 16b-3, to satisfy applicable provisions of the tax laws or to satisfy any applicable requirements of the NASDAQ National Market System. The Committee may, at any time and in its sole discretion, declare any or all Stock Options (other than any NQSO granted to a Non-Employee Director), SARs, Stand Alone Stock Appreciation Rights and LSARs then outstanding under the 1993 Program to be exercisable, and any or all outstanding restricted stock awards to be vested, whether or not such Stock Options, SARs, Stand Alone Stock Appreciation Rights, LSARs or other Awards are otherwise exercisable or vested.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of Stock Options and other Awards granted under the 1993 Program are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof. Since tax law is subject to change and since the application of tax law may vary depending upon the facts applicable to the taxpayer, each participant in the 1993 Program will be advised to consult with such Participant's own tax advisor before taking action with respect to benefits awarded to him or her under the 1993 Program.

ISOS

     In general, a participant who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of the ISO, the difference between the Fair Market Value of the common shares received and the option price is a tax preference item potentially subject to the alternative minimum tax.

     Upon disposition of common shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the participant disposes of the common shares within two years of the date of grant or within one year from the date of the issuing of the common shares to the participant (a "Disqualifying Disposition"), then the participant will recognize ordinary income, as opposed to capital gain, at the time of disposition in an amount generally equal to the lesser of (i) the amount of gain realized on the disposition or (ii) the difference between the Fair Market Value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

     The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income in a Disqualifying Disposition.

     If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the participant equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the participant in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the participant upon exercise of the ISO. If such an exercise is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

NQSOS

     In general, a participant receiving an NQSO generally does not recognize taxable income on the date of grant of the NQSO. The participant must recognize ordinary income generally at the time of exercise of the NQSO in the amount of the difference between the Fair Market Value of the common shares on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by a participant will be deductible by the Company in the year that the participant recognizes the income if the Company complies with the applicable withholding requirement.

     Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the participant will recognize long-term capital gain or loss if the participant has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the participant has held the common shares for one year or less.

     If the holder of an NQSO pays the exercise price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise, i.e., the holder will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. Upon such exchange, no gain or loss is recognized upon delivery of the previously acquired shares to the Company, and the shares received by the holder equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the holder of the NQSO in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized and a holding period which commences as of such date.

SARS AND STAND ALONE STOCK APPRECIATION RIGHTS

     A participant is not taxed upon the grant of SARS or Stand Alone Stock Appreciation Rights. Rather, participants will generally be taxed upon the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any common shares received. The amount of ordinary income recognized by a participant will be deductible by the Company in the year in which the participant recognizes income.

RESTRICTED STOCK AWARDS

     An employee who is granted a restricted stock award will not be taxed upon the acquisition of such common shares so long as the interest in such common shares is subject to a substantial risk of forfeiture. Upon lapse or release of the restrictions, the participant will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the common shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the shares. The Company will be entitled to a corresponding deduction. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the common shares are held.

     A participant may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of issuance (less any consideration paid). The basis of the common shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

VOTE REQUIRED

     Shareholder approval of the Amendments to the 1993 Program will require the affirmative vote of the holders of a majority of the Company's common shares represented in person or by proxy at the Annual Meeting or any adjournment thereof. Under Ohio Law, abstentions and broker non-votes are counted as present; the effect of an abstention or broker non-vote on the proposal is the same as a "no" vote.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1993 PROGRAM. UNLESS OTHERWISE DIRECTED, THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE THE COMMON SHARES REPRESENTED BY ALL PROXIES RECEIVED PRIOR TO THE ANNUAL MEETING, AND NOT PROPERLY REVOKED, IN FAVOR OF THE AMENDMENTS TO THE 1993 PROGRAM.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Coopers & Lybrand has served for many years as independent public accountants for the Company and its subsidiaries, and Coopers & Lybrand will continue to serve as independent public accountants for 1997. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Company's financial statements for the last fiscal year were examined by Coopers & Lybrand. In connection with the audit function, Coopers & Lybrand also reviewed the Com-pany's annual and quarterly reports and reviewed its filings with the Securities and Exchange Commission.

                             SHAREHOLDER PROPOSALS

     If an eligible shareholder wishes to present a proposal for action at the next annual meeting of shareholders of the Company, it must be received by the Company not later than November 25, 1997 for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. An eligible shareholder may present no more than one proposal of not more than five hundred (500) words, including supporting statements, for inclusion in the Company's proxy materials for the next annual meeting. Proposals shall be sent to Ohio Casualty Corporation, Attention: Howard L. Sloneker III, Secretary, 136 North Third Street, Hamilton, Ohio 45025.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1996.

                                 OTHER MATTERS

     The Company files annually with the Securities and Exchange Commission an Annual Report on Form 10-K. This report includes financial statements and financial statement schedules.

     A SHAREHOLDER OF THE COMPANY MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST THEREFOR TO THE FOLLOWING ADDRESS:

                        OHIO CASUALTY CORPORATION
                        Attention: Barry S. Porter
                        Chief Financial Officer/Treasurer
                        136 North Third Street
                        Hamilton, Ohio 45025

     Management and the Board of Directors of the Company know of no business to be brought before the Annual Meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the common shares represented by such proxy on such matters in accordance with their best judgment.

                            EXPENSES OF SOLICITATION

     The expense of proxy solicitation will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, by telephone, telegraph or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses. In addition, the Company has retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians and nominees. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $15,000.

                                          By Order of the Board of Directors,

                                          Howard L. Sloneker III, Secretary

March 14, 1997

                                                                       EXHIBIT A

             OHIO CASUALTY CORPORATION 1993 STOCK INCENTIVE PROGRAM
                     (AS AMENDED THROUGH FEBRUARY 20, 1997)

     1. PURPOSE. The purpose of the Ohio Casualty Corporation 1993 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as directors, officers and other key employees of Ohio Casualty Corporation (the "Company") and its Subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire Common Shares of the Company, or monetary payments based on the value of such shares, on advantageous terms as herein provided.

     2. ADMINISTRATION. The Program will be administered by a committee (the "Committee") of at least three persons which shall be either the Executive Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of persons that are both (i) Non-Employee Directors as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, and (ii) "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as the Board of Directors of the Company may from time to time designate. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Program shall be final, conclusive and binding upon all persons participating in the Program and any person validly claiming under or through persons participating in the Program. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee at a meeting shall be made by a majority of its members. Any determination of the Committee under the Program may be made without a meeting of the Committee by a writing signed by all of its members. The Company shall effect the granting of Awards under the Program in accordance with the determination of the Committee, by execution of instruments in writing in such form as approved by the Committee.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 of the Securities and Exchange Commission or its successors. To the extent any provision of the Program or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     3. PARTICIPANTS. Participants in the Program will consist of such officers and other full-time, salaried employees of the Company and its Subsidiaries as the Committee in its sole discretion may designate from time to time to receive Awards hereunder. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards, including without limitation (i) the financial condition of the Company and its Subsidiaries; (ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of the Company and its Subsidiaries; and (iv) other compensation provided to Participants. Non-Employee Directors shall also be Participants in the Program solely for purposes of receiving Stock Options under Section 11 hereof. For purposes of Section 11 of the Program, the term "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is not a full-time employee of the Company or any of its Subsidiaries.

     4. TYPES OF AWARDS. Awards under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-Qualified Stock Options;
(c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights; (e) Stand Alone Stock Appreciation Rights; and (f) Restricted Stock Awards, all as described below in Sections 6-11 hereof. The maximum aggregate number of Common Shares with respect to which Awards may be made to any Participant in any calendar year is 75,000 Common Shares. For purposes of this limitation, a Stock Option shall be treated as being made with respect to the number of Common Shares that may be purchased with the Stock Option; a Stand Alone Stock Appreciation Right shall be treated as being made with respect to the number of Common Shares as to which the cash payment at exercise is computed; a Restricted Stock Award shall be counted as being equal to the number of underlying Common Shares; and Stock Appreciation Rights and Limited Stock Appreciation Rights shall not enter into the computation hereunder if such Awards, when exercised, will result in a related Stock Option being surrendered.

     5. SHARES RESERVED UNDER THE PROGRAM. There is hereby reserved for issuance under the Program an aggregate of One Million (1,000,000) Common Shares, which may be newly issued or treasury shares. The Common Shares hereby reserved are in addition to the Common Shares previously reserved under the Company's 1982 Incentive Stock Program (the "Prior Stock Option Program"). Any Common Shares reserved for issuance under the Prior Stock Option Program in excess of the number of Common Shares as to which stock options or other awards have been awarded thereunder on the Effective Date, plus any such shares as to which stock options or other awards granted under the Prior Stock Option Program may lapse, expire, terminate or be canceled after the Effective Date (so long as the holder thereof has not received any benefits of ownership of such shares), shall also be reserved and available for issuance in connection with Awards under this Program. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

     If there is a lapse, expiration, termination or cancellation of any Award granted hereunder without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or other Awards under this Program so long as the holder thereof has not received any benefits of ownership of such shares; provided, however, that in no event may the number of Commons Shares issued under this Program exceed the total number of Common Shares reserved for issuance hereunder.

     6. INCENTIVE STOCK OPTION PLAN. Incentive Stock Options will consist of Stock Options, qualifying as "incentive stock options" under the requirements of
Section 422 of the Code, to purchase Common Shares at purchase prices not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of termination of employment for any reason other than Retirement, Disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate immediately upon the termination of employment. In the event of termination of employment due to Retirement, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or three (3) months after the date of such Retirement. In the event of termination of employment due to Disability, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or one
(1) year after the date of termination of employment. If the optionee should die while employed, the right of the optionee's successor in interest to exercise an Incentive Stock Option granted to the optionee shall terminate upon the earlier of the end of the original term of the Incentive Stock Option or one (1) year after optionee's last date of employment. If the optionee should die within three (3) months after termination of employment due to Retirement, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate three (3) months after the date of termination of employment as a result of such Retirement, but not later than the end of the original term of the Incentive Stock Option. If the optionee should die within one (1) year after termination of employment due to Disability, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of one (1) year after the date of termination of employment or the end of the original term of the Incentive Stock Option. The aggregate fair market value (determined as of the time the Stock Option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries and Parents of the Company) shall not exceed $100,000. An Incentive Stock Option granted to a Participant under the Program may be exercised only after six (6) months from its grant date. Anything contained herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, unless the option exercise price is not less than 110% of the Fair Market Value of the Common Shares subject to the Incentive Stock Option on the date of grant and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted. For purposes of this Section 6, if an optionee terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he notifies the Company of his intention to terminate his employment; in all other cases the date of termination of employment shall be the last day of employment.

     7. NON-QUALIFIED STOCK OPTION PLAN. Non-Qualified Stock Options will consist of options (other than Incentive Stock Options) to purchase Common Shares at purchase prices not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Non-Qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of termination of employment for any reason other than Retirement, Disability or Death, the right of the optionee to exercise a Non-Qualified Stock Option shall terminate immediately upon the termination of employment. In the event of termination of employment due to Retirement or Disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier of the end of the original term of the Non-Qualified Stock Option or one (1) year after the date of termination of employment as a result of such Retirement, Disability or Death. If the optionee should die within one (1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier of one (1) year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Non-Qualified Stock Option. A Non-Qualified Stock Option granted to a Participant under the Program may be exercised only after six (6) months from its grant date. For purposes of this Section 7, if an optionee terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he notifies the Company of his intention to terminate his employment; in all other cases the date of termination shall be the last day of employment.

     8. STOCK APPRECIATION RIGHTS PLAN. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

             (i) The excess of the Fair Market Value on the date of such election of one Common Share over the option exercise price, multiplied by

             (ii) The number of Common Shares covered by such Stock Option or portion thereof which is so surrendered.

          (c) A Stock Appreciation Right granted to a Participant under the Program may be exercised only after six (6) months from its grant date.

          (d) The Committee shall have the discretion to satisfy a Participant's right to receive the amount of cash determined under subsection (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the Participant's election.

          (e) A Stock Appreciation Right may be granted to a Participant regardless of whether such Participant has been granted a Limited Stock Appreciation Right with respect to the same Stock Option. However, a Stock Appreciation Right may not be exercised during any period that a Limited Stock Appreciation Right with respect to the same Stock Option may be exercised.

          (f) In the event of the exercise of a Stock Appreciation Right, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

     8A. STAND ALONE STOCK APPRECIATION RIGHTS PLAN. The Committee may, in its discretion, grant Stand Alone Stock Appreciation Rights to any Participant. Such Stand Alone Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) Stand Alone Stock Appreciation Rights shall be granted without reference to any Stock Option which is then exercisable.

          (b) Each Stand Alone Stock Appreciation Right will permit the holder to elect to receive in exchange therefor cash in an amount equal to the excess of:

             (i) the Fair Market Value on the date of such election of one Common Share, over

             (ii) the Fair Market Value of one Common Share on the date which the Stand Alone Stock Appreciation Right was granted.

          (c) A Stand Alone Stock Appreciation Right granted to a Participant under the Program may be exercised only after six (6) months from its grant date.

          (d) The Committee shall have the discretion to satisfy a Participant's right to receive the amount of cash determined under subsection (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the Participant's election.

          (e) Stand Alone Stock Appreciation Rights will be exercisable over not more than ten (10) after the date of grant.

          (f) In the event of termination of employment of a Participant to whom a Stand Alone Stock Appreciation Right is granted for any reason other than Retirement, Disability or death, the right of the holder to exercise such Stand Alone Stock Appreciation Right shall terminate immediately upon the termination of employment. In the event of termination of employment due to Retirement or Disability, or if the optionee should die while employed, the right of the holder or his or her successor in interest to exercise a Stand Alone Stock Appreciation Right shall terminate upon the earlier of the end of the original term of the

     Stand Alone Stock Appreciation Right or one (1) year after the date of termination of employment as a result of such Retirement, Disability or Death. If the holder should die within one (1) year after termination of employment due to Retirement or Disability, the right of his or her successor in interest to exercise a Stand Alone Stock Appreciation Right shall terminate upon the earlier of one (1) year after termination of employment as a result of such Retirement or Disability or the end of the original term of the Stand Alone Stock Appreciation Right. For purposes of this Section 8A, if a holder terminates his employment voluntarily, the date of termination of employment shall be deemed the date on which he notifies the Company of his intention to terminate his employment; in all other cases the date of termination of employment shall be the last day of employment.

          (g) In the event of the grant of any Stand Alone Stock Appreciation Rights, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of Stand Alone Stock Appreciation Rights granted.

     9. LIMITED STOCK APPRECIATION RIGHTS PLAN. The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any Stock Option granted hereunder. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) A Limited Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter up to six
     (6) months prior to its expiration.

          (b) A Limited Stock Appreciation Right will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:

             (i) The excess of the Fair Market Value on the date of such election of one Common Share over the option exercise price, multiplied by

             (ii) The number of Common Shares covered by such Stock Option or portion thereof which is so surrendered.

          (c) A Limited Stock Appreciation Right granted to a Participant under the Program may be exercised only after six (6) months from its grant date and only during the sixty (60) day period commencing with the day following the date of a Change in Control.

          (d) A Limited Stock Appreciation Right may be granted to a Participant regardless of whether such Participant has been granted a Stock Appreciation Right with respect to the same Stock Option.

          (e) In the event of the exercise of a Limited Stock Appreciation Right, the number of Common Shares reserved for issuance hereunder shall be reduced by the number of Common Shares covered by the Stock Option or portion thereof surrendered.

     10. RESTRICTED STOCK AWARDS PLAN. Restricted Stock Awards will consist of Common Shares transferred to Participants without other payment therefor (other than the payment of the par value of such shares if required by applicable law) as additional compensation for their services to the Company or one of its Subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the Participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a Participant under the Program may be sold or otherwise disposed of only after six (6) months from the grant date of the award.

     11. NON-QUALIFIED STOCK OPTION AWARDS FOR NON-EMPLOYEE DIRECTORS.

          (a) Grant of Options. Each person who is a Non-Employee Director shall be granted a Non-Qualified Stock Option to purchase 3,000 Common Shares effective on the third business day following the date of his or her first election or appointment to the Board of Directors and on the third business day following each annual meeting of shareholders at which he or she is re-elected to the Board of Directors.

          (b) Price. The option exercise price per share of each Non-Qualified Stock Option granted under this Section 11 shall be equal to the Fair Market Value of a Common Share on the date of grant, provided that the option exercise price shall be subject to adjustment as provided in Section 18 hereof:

          (c) Term of Options.  Non-Qualified Stock Options granted under this
     Section 11 shall be effective on and shall be of a term of ten (10) years from the date of grant. Each such option shall be subject to earlier termination as provided in subsection (e) hereof.

          (d) Restriction on Exercise. Non-Qualified Stock Options granted under this Section 11 may not be exercised within six (6) months following their date of grant.

          (e) Termination of Service as a Director.

             (i) Except as otherwise provided in this subsection (e), any Non-Qualified Stock Option granted under this Section 11 is exercisable only by the optionee, is exercisable only while the optionee is a director of the Company and then only if the option has become exercisable by its terms, and if not exercisable by its terms at the time the optionee ceases to be a director of the Company, shall immediately expire on the date the optionee ceased to be a director of the Company.

             (ii) Any Non-Qualified Stock Option granted under this Section 11 which is exercisable by its terms at the time the optionee ceases to be a director of the Company must be exercised on or before the earlier of three months after the date the optionee ceases to be a director of the Company or the expiration date of such option, after which period such option shall expire. Notwithstanding the foregoing, if an optionee's status as a director of the Company is Terminated For Cause (as herein defined), however, all options granted to such optionee shall, to the extent not previously exercised, expire immediately upon such termination.

             (iii) In the event of the death of the holder of a Non-Qualified Stock Option granted under this Section 11 while a director of the Company or within three months after he ceases to be a director of the Company, such optionee's unexercised Non-Qualified Stock Option (whether or not then exercisable by its terms) shall become immediately exercisable by the optionee's successor in interest for a period ending on the earlier of the end of the original term of the option or twelve months after the date of death, after which period such option shall expire.

             (iv) In the case of any Non-Qualified Stock Option granted under this Section 11, in the event the optionee ceases to be a director of the Company by reason of a Disability, such optionee's unexercised Non-Qualified Stock Option (whether or not then exercisable by its terms) shall become immediately exercisable for a period ending on the earlier of the end of the original term of such option or twelve months from the date the optionee ceases to be a director, after which period such option shall expire.

          (f) Except in the event of conflict, all provisions of the Program shall apply to this Section 11. In the event of any conflict between the other provisions of the Program and this Section 11, this Section 11 shall control. Those provisions of Sections 8 and 9 hereof which authorize the Committee to grant a Stock Appreciation Right or a Limited Stock Appreciation Right with respect to a Stock Option shall not apply to any Non-Qualified Stock Option granted under this Section 11. Those provisions of Section 14 hereof which authorize the Committee to declare outstanding options to be vested and to amend or modify the terms of any Awards shall not apply to any Non-Qualified Stock Option granted under this Section 11.

     12. NONTRANSFERABILITY. Each Stock Option, Stock Appreciation Right, Stand Alone Stock Appreciation Right, Limited Stock Appreciation Right and Restricted Stock Award granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the Participant's lifetime, only by the Participant or the Participant's guardian or legal representative.

     13. OTHER PROVISIONS. The grant of any Award under the Program may also be subject to other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options in installments, provisions for the payment of the option exercise price of shares under a Stock Option by delivery of other Common Shares of the Company having a then Fair Market Value equal to the option exercise price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Program.

     The Committee may, in its discretion, permit payment of the option exercise price of shares under Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant (other than a Non-Employee Director who receives a Non-Qualified Stock Option under Section 11 hereof) to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-Qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Award; by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Award or (iii) to deliver other previously acquired Common Shares of the Company having a Fair Market Value approximately equal to the amount to be withheld.

     14. TERM OF PROGRAM AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF AWARDS. No Award shall be granted under the Program more than ten (10) years after the date of the original adoption of this Program by the Company's Board of Directors. The terms and conditions applicable to any Award granted prior to such date may at any time be amended, modified or canceled, without shareholder approval, by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, so long as shareholder approval of such amendment, modification or cancellation is not required under Rule 16b-3 of the Securities and Exchange Commission or any applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any applicable requirements for issuers whose securities are traded in the NASDAQ National Market System or any applicable requirements of the Code. The Committee may, at any time and in its sole discretion, declare any or all Stock Options, Stock Appreciation Rights and Stand Alone Stock Appreciation Rights then outstanding under this Program or the Prior Stock Option Program to be exercisable and any or all then outstanding Restricted Stock Awards to be vested, whether or not such options, rights or awards are then otherwise exercisable or vested.

     15. AMENDMENT TO PRIOR STOCK OPTION PROGRAM. No Stock Options or other awards shall be granted under the Prior Stock Option Program on or after the Effective Date.

     16. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

     17. DEFINITIONS.

          (a) Award. The term "Award" means an award or grant of a Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Stand Alone Stock Appreciation Right or Restricted Stock Award made to a Participant under Sections 5, 6, 7, 8, 9, 10 or 11 of the Program.

          (b) Change in Control. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

             (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Shares;

             (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

             (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period; provided, however, that any new director whose nomination for election by the Company's shareholders was approved, or who was appointed or elected to the Board, by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period shall not be counted in determining whether there has been such a change in a majority of the Board.

          (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

          (d) Committee. The "Committee" means the Committee of the Board of Directors of the Company constituted as provided in Section 2 hereof.

          (e) Common Shares. "Common Shares" means the Common Shares of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

          (f) Company. The "Company" means Ohio Casualty Corporation, an Ohio corporation, or any successor corporation.

          (g) Disability. The term "Disability" means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders an optionee unable or incompetent to carry out the job responsibilities which such optionee held or the tasks to which such optionee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

          (h) Effective Date. The term "Effective Date" means the date on which the Program is approved originally by the shareholders of the Company.

          (i) Exchange Act. The term "Exchange Act" means the Securities Act of 1934, as amended, or a successor statute.

          (j) Fair Market Value. The "Fair Market Value" of the Company's Common Shares at any time shall mean, on any given date, the closing price of the Common Shares, as reported on the NASDAQ National Market System for such date or, if Common Shares were not traded on such date, on the next preceding day on which Common Shares were traded; provided, however, that in the case of any Limited Stock Appreciation Right (other than a right related to an Incentive Stock Option), the Fair Market Value shall be the higher of:

             (i) The highest daily closing price of the Common Shares during the sixty (60) day period following the Change in Control; or

             (ii) The highest gross price paid or to be paid for the Common Shares in any of the transactions described in Sections 17(b)(i) and 17(b)(ii).

          (k) Incentive Stock Option. "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Program that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) Limited Stock Appreciation Rights. "Limited Stock Appreciation Rights" mean limited stock appreciation rights granted to a Participant under Section 9 of the Program.

        (m) Non-Employee Director. For purposes of Section 11 of the Program, "Non-Employee Director" means a member of the Board of Directors of the Company who is not a full-time employee of the Company or any Subsidiary.

          (n) Non-Qualified Stock Option. A "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 7 or Section 11 of the Program that is not an Incentive Stock Option.

          (o) Parent. The term "Parent of the Company" shall have the meaning set forth in 424(e) of the Code.

          (p) Participant. The term "Participant" means a full-time employee of the Company or a Subsidiary or a Non-Employee Director who is granted a Non-Qualified Stock Option under Section 11 of the Program.

          (q) Prior Stock Option Program. The "Prior Stock Option Program" means the Ohio Casualty Corporation 1982 Incentive Stock Program, as amended.

          (r) Program. The "Program" means this Ohio Casualty Corporation 1993 Stock Incentive Program, as set forth herein and as it may be hereafter amended and from time to time in effect.

          (s) Restricted Stock Awards. "Restricted Stock Awards" mean awards of restricted stock granted to a Participant under Section 10 of the Program.

          (t) Retirement. The term "Retirement" for all purposes of the Program shall have the meaning given to such term in the Ohio Casualty Corporation Employees Retirement Plan.

          (u) Stock Appreciation Rights. "Stock Appreciation Rights" mean stock appreciation rights granted to a Participant under Section 8 of the Program.

          (v) Stock Option. The term "Stock Option" means any Incentive Stock Option or Non-Qualified Stock Option granted under the Program.

          (w) Stock Option Awards. The term "Stock Option Awards" means any grant of a Stock Option to a Participant under the Program.

          (x) Subsidiary. The term "Subsidiary" for all purposes other than the Incentive Stock Option plan described in Section 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For Incentive Stock Option plan purposes the term "Subsidiary" shall be defined as provided in Section 424(f) of the Code.

          (y) Terminated for Cause. The term "Terminated for Cause" for purposes of the Program shall mean termination on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, the conviction of a felony or intentional and repeated violations of the written policies or procedures of the Company or any Subsidiary.

          (z) Stand Alone Stock Appreciation Rights. The term "Stand Alone Stock Appreciation Rights" means the stock appreciation rights granted to a Participant under Section 8A of the Program.

     18. ADJUSTMENT PROVISIONS.

          (a) The existence of this Program and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b) In the event of any change in capitalization affecting the Common Shares, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, the Committee shall make proportionate adjustments to reflect such change with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under the Program, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award and the price per share in respect of outstanding Awards.

          (c) The Committee also shall make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

          (d) Subject to the six month holding requirements of Sections 6, 7, 8(c), 8A(c), 9(c), 10 and 11(d) but notwithstanding any other provision of this Program or the Prior Stock Option Program, upon the occurrence of a Change in Control:

             (i) All Stock Options then outstanding under this Program or the Prior Stock Option Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

             (ii) All Stock Appreciation Rights, Stand Alone Stock Appreciation Rights and Limited Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable; and

             (iii) All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, whether or not then otherwise satisfied.

     19. AMENDMENT AND TERMINATION OF PROGRAM. The Board of Directors of the Company may amend the Program from time to time or terminate the Program at any time without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 of the Securities and Exchange Commission, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market System. No such action to amend or terminate the Program shall reduce the then existing amount of any Participant's Award or adversely change the terms and conditions thereof without the Participant's consent.
Section 11 of the Program may not be amended more frequently than once every six months other than to comport with changes in the Code, or changes in the Employees Retirement Income Securities Act, or the rules thereunder, and no amendment of the Program shall result in any Committee member losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the Program losing its status as a plan satisfying the requirements of said Rule 16b-3.

     20. NO RIGHT TO EMPLOYMENT. Neither the adoption of the Program nor the granting of any Awards hereunder shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

     21. UNFUNDED PLAN. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Program. Any liability of the Company to any person with respect to any Awards under the Program shall be based solely upon any contractual obligations that may be effected pursuant to the Program. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary.

     22. PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Program.

     23. ENGAGING IN COMPETITION WITH COMPANY. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever, and within eighteen (18) months after the date thereof accepts employment with any competitor of, or otherwise engaged in competition with, the Company or any subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or any Subsidiary.

     24. OTHER COMPANY AWARD AND COMPENSATION PROGRAMS. Payments and other Awards received by a Participant under the Program shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of Awards under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee or the Board of Directors determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an

Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Program may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Program notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

     25. SECURITIES LAW RESTRICTIONS. No Common Shares shall be issued under the Program unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities law. Certificates for Common Shares delivered under the Program may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or traded on the NASDAQ National Market System or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     26. AWARD AGREEMENT. Each Participant receiving an Award under the Program shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion determine.

     27. COST OF PROGRAM. The costs and expenses of administering the Program shall be borne by the Company.

     28. GOVERNING LAW. The Program and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

     29. SHAREHOLDER APPROVAL. The Program was adopted by the Board of Directors of the Company on February 18, 1993. The Program and any Award granted thereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.

                            OHIO CASUALTY CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS APRIL 16, 1997

     Each undersigned shareholder of Ohio Casualty Corporation (the "Company") hereby constitutes and appoints Joseph L. Marcum and Lauren N. Patch, or either one of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held in the meeting rooms of the Hamiltonian Hotel, One Riverfront Plaza, Hamilton, Ohio, on Wednesday, April 16, 1997, at 10:30 a.m., local time, and at any adjournment thereof, all of the common shares of the Company which the undersigned would be entitled to vote if personally present at such annual meeting, or at any adjournment thereof, as follows:

(1) TO ELECT THE FOLLOWING FOUR DIRECTORS FOR TERMS EXPIRING IN 2000 (CLASS I) AS SUCCESSORS TO THE CLASS OF FOUR DIRECTORS WHOSE TERMS EXPIRE IN 1997:

     [  ] FOR all nominees listed below                [  ]  WITHHOLD AUTHORITY
          (except as marked to the contrary below)*          to vote for all nominees listed below



     JACK E. BROWN    VADEN FITTON    JOSEPH L. MARCUM    HOWARD L. SLONEKER III


* INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
(2)   TO APPROVE AMENDMENTS TO THE COMPANY'S 1993 STOCK INCENTIVE PROGRAM:

                     [  ] FOR       [  ]  AGAINST    [  ] ABSTAIN

(3) IN THEIR DISCRETION, TO CONSIDER AND VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR AND FOR PROPOSAL (2). IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE DIRECTORS MAY RECOMMEND.

         (Continued, and to be executed and dated on the reverse side.)




                          (Continued from other side)

All proxies previously given by the undersigned are hereby revoked. Receipt of the accompanying Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 1996, is hereby acknowledged.



                                             The signature or signatures to this
                                             proxy should be the same as the
                                             name or names which appear hereon.
                                             Persons signing as attorneys,
                                             executors, administrators, trustees
                                             or guardians should give full title
                                             as such.

                                             Dated:                       , 1997
                                                   -----------------------

                                     ------------------------------------------

                                     ------------------------------------------
                                           Signature(s) of Shareholders(s)


PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE